CONSENT OF INDEPENDENT AUDITORS


  We consent to the reference to our firm under the captions "Financial Highlights" and "Counsel and Independent Auditors" and to the use of our report dated November 3, 2000, which is incorporated by reference, in this Registration Statement (Form N-1A 33-35604) of Dreyfus Pennsylvania Municipal Money Market Fund.

                              /s/ERNST & YOUNG LLP

                                ERNST & YOUNG LLP


  New York, New York
  January 26, 2001